Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 24, 2013, Marathon Bar Corp., a Delaware corporation, and MBAR Acquisition Corp., Delaware a wholly-owned subsidiary of Marathon Bar, or Merger Sub, and Lipocine Operating Inc., a Delaware corporation, entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into Lipocine Operating, and Lipocine Operating was the surviving corporation. Following the closing of the Merger, Lipocine Operating became a wholly-owned subsidiary of Marathon Bar, with the former stockholders of Lipocine Operating owning 99.9% of the outstanding shares of common stock of the combined company.

On July 24, 2013, immediately prior to the execution and delivery of the Merger Agreement, Marathon Bar amended its certificate of incorporation to change the name of Marathon Bar to “Lipocine Inc.” Prior to the execution of the delivery of the Merger Agreement, Lipocine had changed its name to “Lipocine Operating Inc.”

Prior to the execution and delivery of the Merger Agreement, the board of directors of Marathon Bar approved the Merger Agreement and the transactions contemplated thereby. Similarly, our board of directors approved the Merger Agreement. Upon completion of the Merger, the sole executive officer and member of the board of directors of Marathon Bar resigned and our executive officers and directors were appointed the executive officers and directors of the Combined Company. The acquisition is accounted for as a reverse acquisition with Lipocine as the accounting acquirer and Marathon Bar as the accounting acquiree. The merger of a private operating company into a non-operating public shell corporation with nominal assets is considered a capital transaction, in substance, rather than a business combination, for accounting purposes. Accordingly, we treated this transaction as a capital transaction without recording goodwill or adjusting any of its other assets or liabilities. Marathon Bar is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended.

The unaudited pro forma condensed combined consolidated financial statements of the Combined Company, or the pro forma financial statements, presented below have been prepared for illustrative purposes only and are not necessarily indicative of what the combined entities condensed consolidated financial position or results of operations actually would have been had the Merger between us and Marathon Bar been completed as of the dates indicated below. In addition, the unaudited pro forma condensed combined consolidated financial information does not purport to project the future financial position or operating results of the combined entities. Future results may vary significantly from the results reflected because of various factors.

The pro forma financial statements give effect to the Merger as if the Merger was already consummated. The historical financial statements have been adjusted in the pro forma financial statements to give effects to events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined entities. The unaudited pro forma condensed combined consolidated statements of operations does not reflect any non-recurring charges directly related to the merger that the combined entities may incur upon completion of the merger. We did not include $340,000 paid to Marathon Bar and $453,858 in professional fees and other costs associated with the Merger in the pro forma condensed combined consolidated statements of operations as these costs are non-recurring. The pro forma financial statements were derived from and should be read in conjunction with our historical financial statements included elsewhere in this prospectus and those of Marathon Bar included elsewhere in this prospectus.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2013 reflects the Merger as if it occurred on June 30, 2013 and the unaudited pro forma condensed combined consolidated statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012 reflect the Merger as if it occurred on January 1, 2012.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2013

Lipocine Inc. and Marathon Bar Corp.

	Lipocine Inc.	Marathon Bar Corp.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$3,606,499	$10	$(290,000	)(b)	$2,867,860
			(448,649	)(c)
Accounts receivable	92,732				92,732
Prepaid and other current assets	123,317				123,317

Total current assets	3,822,548	10	(738,649	)(b)	3,083,909
Property and equipment, net	40,078				40,078
Other assets	45,000				45,000

Total assets	$3,907,626	$10	$(738,649)		$3,168,987

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$590,295	$17,404	$(161,518	)(c)	$446,181
Due to shareholders	—	238			238
Accrued expenses	124,851				124,851
Income taxes payable	17,886				17,886

Total current liabilities	733,032	17,642	(161,518)		589,156
Income taxes payable, noncurrent	37,456		—		37,456

Total liabilities	770,488	17,642	(161,518)		626,612

Stockholders’ equity:
Series B convertible preferred stock, $ .001 par value; 4,100,000 shares authorized and issuable in series; 250,000 designated in series, 250,000 shares issued and outstanding	250		(250	)(d)	—
Series A common stock, $ .001 par value; 32,000,000 shares authorized; 10,351,334 issued and outstanding	10,351		(10,351	)(d)	—
Series B common stock, $ .001 par value; 11,000,000 shares authorized; 4,637,347 issued and 4,607,847 outstanding	4,638		(4,638	)(d)	—
Common stock, par value $ 0.0001 per share, 100,000,000 shares authorized; 3,500,000 shares issued and outstanding		350	(345	)(a)	4,708
			4,703	(d)
Additional paid-in capital	43,173,735	70,150	(70,150	)(a)	43,131,516
			(42,219	)d)
Treasury stock at cost, 29,500 shares	(53,100)		53,100	(d)	—
Accumulated deficit	(39,998,736)	(88,132)	70,150	(a)	(40,593,849)
			(290,000	)(b)
			(287,131	)(c)

Total stockholders’ equity	3,137,138	(17,632)	(577,131)		2,542,375

Total liabilities and stockholders’ equity	$3,907,626	$10	$(738,649)		$3,168,987

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2013

Lipocine Inc. and Marathon Bar Corp.

	Lipocine Inc.	Marathon Bar Corp.	Pro Forma Adjustments		Pro Forma Combined
Research revenue	$—	$—	$—		$—
Operating expenses	2,725,358	6,316	(216,727	)(e)	2,514,947

Operating loss	(2,725,358)	(6,316)	216,727		(2,514,947)
Other income, net	1,211				1,211
Income tax expense	(294)				(294)

Net loss	$(2,724,441)	$(6,316)	$216,727		$(2,514,030)

Basic loss per share	$(0.18)	—	—		$(0.53)

Weighted average shares outstanding	14,988,681	3,500,000	(13,780,968	)(f)	4,707,713

Diluted loss per share	$(0.18)	—			$(0.53)

Weighted average shares outstanding, diluted	14,988,681	3,500,000	(13,780,968	)(f)	4,707,713

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2012

Lipocine, Inc. and Marathon Bar Corp.

	Lipocine Inc.	Marathon Bar Corp.	Pro Forma Adjustments		Pro Forma Combined
Research revenue	$7,709,671	$—	$—		$7,709,671
Operating expenses	3,832,395	76,654			3,909,049

Operating income (loss)	3,877,276	(76,654)	—		3,800,622
Other income, net	10,313				10,313
Income taxes expense	(684)				(684)

Net income (loss)	$3,886,905	$(76,654)	$—		$3,810,251

Basic earnings (loss) per share	$0.25	$(0.02)			$0.79

Weighted average shares outstanding	14,988,681	3,374,317	(13,655,285	)(f)	4,707,713

Diluted earnings (loss) per share	$0.25	$(0.02)			$0.79

Weighted average shares outstanding, diluted	15,238,681	3,374,317	(13,905,285	)(f)	4,707,713

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE

SHEET AND STATEMENT OF OPERATIONS

June 30, 2013

(1)   PROFORMA ADJUSTMENTS:

The pro forma adjustments are as follows:

(a)	Per the Merger Agreement, Marathon Bar effected a 100-for-1 reverse stock split which changed Marathon Bar’s outstanding common shares from 3,500,000 to 35,000 common shares. The adjustments reflect this reverse stock split and eliminates the historical stockholder’s equity accounts of Marathon Bar, the accounting acquiree.

(b)	The adjustment reflects the consideration of $290,000 which we paid after June 30, 2013, for the acquisition of the public shell and redemption of stock pursuant to the Merger. Total consideration was $340,000 ($300,000 as consideration for the public shell and $40,000 to redeem 30,000 shares (post reverse stock split) of Marathon Bar common stock), of which $50,000 was paid prior to June 30, 2013.

(c)	The adjustment reflects our estimated payments for professional fees and other costs of $448,649 after June 30, 2013, which are directly attributable to the Merger. The total estimated professional fees and other costs are $453,858 of which $161,518 was accrued and $5,209 was paid as of June 30, 2013.

(d)	Reflects the consummation of the Merger via the exchange of the various classes of the our capital stock for 4,702,713 shares of Marathon Bar’s common stock (par value of $.001).

(e)	The adjustment of $216,727 reflects the reversal of non-recurring charges directly related to the Merger that were paid or accrued prior to June 30, 2013.

(f)	The following table sets forth the computation of the unaudited pro forma basic and diluted net income (loss) per share at December 31, 2012 and June 30, 2013 (excludes the allocation of undistributed earnings (loss) of $84,417 and zero of net income allocated to participating unvested restricted stock).

	Year Ended December 31, 2012	Six Months Ended June 30, 2013
Pro forma basic net income (loss) per share:
Numerator
Allocation of undistributed earnings (loss)	$3,725,834	$(2,514,030)
Denominator
Weighted average common shares of Marathon Bar after 100-for-1 reverse stock split	5,000	5,000
Common shares issued to Lipocine stockholders per the Merger Agreement	4,702,713	4,702,713

Pro forma basic weighted commom shares outstanding	4,707,713	4,707,713

Pro forma basic net income (loss) per share	$0.79	$(0.53)

Pro forma diluted net income (loss) per share:
Numerator
Allocation of undistributed earnings (loss)	$3,725,834	$(2,514,030)
Undistributed earnings (loss) allocated to unvested restricted stock	—	—

Pro forma net income (loss)	$3,725,834	$(2,514,030)
Denominator
Weighted average common shares of Marathon Bar after 100-for-1 reverse stock split	5,000	5,000
Common shares issued to Lipocine stockholders per the Merger Agreement	4,702,713	4,702,713
Plus: Weighted Avg. unvested restricted stock	—	—

Pro forma diluted weighted common shares outstanding	4,707,713	4,707,713

Pro forma basic net income (loss) per share	$0.79	$(0.53)

The computation of the pro forma basic earnings per share is based on the weighted average number of common shares outstanding after giving effect for the 100-for-1 reverse stock split of Marathon Bar’s common stock (35,000 shares after the reverse stock split), the redemption of 30,000 shares of (for $40,000) Marathon Bar’s common stock and the issuance of 4,702,713 new shares issued of Marathon Bar’s common stock to our stockholders pursuant to the Merger.

The computation of the pro forma diluted earnings per share for the year ended December 31, 2012 and the six months ended June 30, 2013 does not include the following stock options, unvested restricted stock and warrants (at the newly exchanged quantity) to purchase shares because these common stock equivalents were anti-dilutive:

	December 31, 2012	June 30, 2013
Stock options	995,038	1,168,339
Unvested restricted stock	100,955	90,717
Warrants	20,468	20,468